Exhibit 99.1

© 2023 Eagle Pharmaceuticals, Inc. All rights reserved. 1 © 2023 Eagle Pharmaceuticals, Inc. All rights reserved. Company Overview June 2023

Forward-Looking Statements

This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities law. Forward-looking statements are statements that are not historical facts. Words and phrases such as "anticipate," "forward," "will," "would," 'could," "should," "may," "remain," "maintain," "opportunity," "potential," "prepare," "expect," "believe," "plan," "future," "belief," "guidance," "estimate," "project," "forecast" "continue," "further" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements with respect to: Eagle Pharmaceuticals, Inc.'s ("Eagle" or the "Company") ability to achieve earnings growth and support research and development, and its capability for further expansion and improve margin and contribution of key products; expectations with respect to the Company's financial results, including projected estimated financial information, including projected adjusted EBITDA, adjusted non-GAAP earnings per share, adjusted EBITDA multiple, adjusted non-GAAP earnings per share CAGR, adjusted non-GAAP R&D expense and adjusted non-GAAP CAL-02 R&D expense for fiscal year 2023 and expectations with respect anticipated future product revenue and profits for fiscal year 2023, including projected estimated mix of product revenue and profits; expectations with respect to potential exit run rates, potential revenues, potential market share, potential commercial opportunity, expected pricing of drugs and future royalties; expectations with respect to Enalare, including any potential further investments by Eagle in Enalare, including the potential exercise of Eagle's option to acquire the outstanding shares of Enalare upon the achievement of certain milestones, Enalare's development programs and expectations with respect to the achievement of milestones by Enalare, including the timing thereof; the Company's development programs, products and pipeline; the potential for the Company to transition into a diversified pharmaceutical company with a portfolio of branded, first-in-class assets and to utilize legacy products; the Company's clinical development plan for its product candidates, including the number and timing of development initiatives or new indications for the Company's product candidates; the development of, potential therapeutic and economic benefits of and expected regulatory activities and matters with respect to the product candidates of the Company and Enalare; potential commercial opportunities, addressable markets, patient populations and settings for the Company's and Enalare's products and product candidates; CAL02's ability to neutralize virulence factors produced by bacteria that are commonly associated severe pneumonia; the potential of CAL02 to be a first-in-class broad-spectrum anti-virulence agent for the treatment of severe community-acquired bacterial pneumonia; the Company's expectations for the design and timing of the CAL02 Phase 2 study, including with respect to enrollment and the timing thereof; the potential of landiolol's to provide short-term reduction of ventricular rate in patients with supraventricular tachycardia, including atrial fibrillation and atrial flutter and potential for regulatory approval; the timeline for the fentanyl toxicology study, initiation of Phase 2 enrollment and availability of Phase 2 topline data for ENA-001 in post-op respiratory depression; the Company and Enalare's expectations for the design, enrollment and timing of the planned Phase 1 community drug overdose study for ENA-001; the design of future animal studies and clinical pathway for ENA-001 for apnea of prematurity; the Company's marketing, product development, partnering and growth strategy, including relating to the commercialization of Barhemsys and Byfavo and its other products; expectations with respect to the Company's ability to potentially acquire additional assets; the timing, scope or likelihood and timing of regulatory filings and approvals from the U.S. Food and Drug Administration ("FDA") for product candidates and the ability to maintain regulatory approval of products and product candidates; clinical development plans for product candidates; the success of the Company's collaborations with its strategic partners and the timing and results of these partners' preclinical studies and clinical trials, and the Company's potential earnings potential through such collaborations; the Company's plans and ability to advance the product candidate in its pipeline; potential opportunities for, and the Company's ability to complete, acquisitions or business development transactions, in a timely manner, on favorable terms to the Company, or at all; the sufficiency of the Company's cash flows and capital resources and expectations with respect to deployment of cash resources; and the Company's ability to achieve expected future financial performance and results. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the Company's control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks and uncertainties include, but are not limited to: the risk that the anticipated benefits of the Company's acquisition of Acacia are not realized; the ability of Enalare to achieve milestones and deliverables and achieve successful results in the development of ENA-001 and the Company's ability to exercise its option to acquire the remaining outstanding share capital of Enalare; the impacts of the continuing effects of the COVID-19 pandemic and geopolitical events such as the conflict in Ukraine, including disruption or impact in the sales of the Company's marketed products, interruptions or other adverse effects to clinical trials, delays in regulatory review, manufacturing and supply chain interruptions, adverse effects on healthcare systems, disruption in the operations of the Company's third party partners and disruption of the global economy or other events on the Company's business, financial condition and results of operations; macroeconomic conditions, including rising inflation and interest rates, uncertain credit and financial markets and recent and potential disruptions in banking systems; whether the Company will incur unforeseen expenses or liabilities or other market factors; whether the Company will successfully implement its development plan for its product candidates; delay in or failure to obtain regulatory approval of the Company's or its partners' product candidates; whether the Company can successfully market and commercialize its product candidates; the success of the Company's relationships with its partners; the availability and pricing of third party sourced products and materials; the outcome of litigation involving any of its products or that may have an impact on any of our products; successful compliance with the FDA and other governmental regulations applicable to product approvals, manufacturing facilities, products and/or businesses; general economic conditions, including the potential adverse effects of public health issues, including the COVID-19 pandemic and geopolitical events, on economic activity and the performance of the financial markets generally; the strength and enforceability of the Company's intellectual property rights or the rights of third parties; competition from other pharmaceutical and biotechnology companies and the potential for competition from generic entrants into the market; the risks inherent in the early stages of drug development and in conducting clinical trials; any unanticipated factors in addition to the foregoing that may impact the Company's financial and business projections and guidance that may cause the Company's actual results and outcomes to materially differ from its projections and guidance; and those risks and uncertainties identified in the "Risk Factors" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the "SEC") on March 23, 2023, and its other subsequent filings with the SEC, including the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 9, 2023. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made. This presentation includes statistical and other industry and market data that the Company obtained from industry publications and research, surveys and studies conducted by third parties or us. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. All of the market data used in this presentation involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While the Company believes these industry publications and third-party research, surveys and studies are reliable, the Company has not independently verified such data. The industry in which the Company operates is subject to a high degree of uncertainty, change and risk due to a variety of factors, which could cause results to differ materially from those expressed in the estimates made by the independent parties and by the Company.

EAGLE PHARMACEUTICALS
© 2023 Eagle Pharmaceuticals, Inc. All rights reserved.
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© 2023 Eagle Pharmaceuticals, Inc. All rights reserved. 3 Strong Financial Position Eagle Pharmaceuticals Financial Position as it Transforms into a Diversified Pharmaceutical Company To date in Q2 2023, we have seen significant reduced net receivables on cash collection while maintaining steady revenue Substantial potential for further expansion Executed non - dilutive M&A, except for $25M of Eagle common stock issued in connection with Acacia acquisition Paid down a meaningful amount of our revolver Strong operating cash flow generation and adjusted EBITDA from our business *, *** Net Working Capital of $94.7M* + Cash + Receivables = $136.9M* 13.1M shares outstanding on a fully - diluted basis** Expect 2023 bendamustine revenue decline to be manageable, maintaining ~ 75% of the gross profit for 2023 Expect increase in PEMFEXY ® net sales 2023 vs. 2022 *As of 3/31/2023 ** As of 5/2/2023 *** Adjusted EBITDA is a non - GAAP financial measure. For a description and reconciliation of this non - GAAP financial measure to its most comparable GAAP financial measure, please see the appendix at the end of this presentation.

Eagle Pharmaceuticals Key Financial Metrics: reiterating our estimates

Earnings Timeline – Actuals and Estimates

	2020	2021	2022	2023E Range[2]
Adjusted EBITDA (US$M)[1]	$64.7	$28.2	$132.1	$74.0 - $80.0
Non-GAAP EPS[1]	$3.54	$1.68	$7.79	$4.20 - $4.53
Adjusted EBITDA Multiple[3]	10x	24x	3x	3x
CAGR (Adjusted non-GAAP EPS)	--			6% - 9%

1. Adjusted EBITDA, adjusted non-GAAP earnings per share, adjusted EBITDA multiple, adjusted non-GAAP earnings per share CAGR and adjusted non-GAAP R&D expense and adjusted non-GAAP CAL-02 R&D expense, are non-GAAP financial measures. For descriptions and reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures, please see the appendix at the end of this presentation.
2. Expected 2023 Adjusted EBITDA and Adjusted non-GAAP earnings per Share and related measures based internal estimates.
3. Adjusted EBITDA multiple is calculated as Eagle's market capitalization divided by Adjusted EBITDA for the corresponding 12-month period using year end share price 2020-2022, 30-day moving average 5/31/2023.

2023 Business Development and R&D

Purchases of Enalare stock in Q1 of $12.5M and expected purchase of $15M **$27.5M**

Expected 2023 Adjusted Non-GAAP R&D Expense[2]

$41M-$45M

- Includes CAL02 R&D expenditure of **$23M-$25M**

© 2023 Eagle Pharmaceuticals, Inc. All rights reserved.

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© 2023 Eagle Pharmaceuticals, Inc. All rights reserved. 5 5 U.S. Bendamustine Revenue as Share of EGRX Total 2023 Expectations 21% 16% 15% 8% 19% 20% 57% 68% 79% 84% 85% 92% 81% 80% 43% 32% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 2016 2017 2018 2019 2020 2021 2022 2023E Other Revenue Sources US Bendamustine Revenue • Expect bendamustine decline to be manageable, maintaining ~ 75% of the gross profit • Expect increase in PEMFEXY sales 2023 vs. 2022 • Company continues to evolve with more diversified revenue streams

© 2023 Eagle Pharmaceuticals, Inc. All rights reserved. 6 Further Improving Contribution for Key Products • BENDEKA ® , BELRAPZO ® & TREAKISYM ® • 10% of profits • $11.5M in 2022 4Q 2022: Expiring Development Partner Royalty on Bendamustine Franchise Profits • Includes elimination of 25% royalty on first $85M of profit beginning October 1, 2022 • Reduction in royalty rates on subsequent profits Bought Down Future Royalties on PEMFEXY Profits for $ 15M payment 1 • Company expects greater net revenue in 2023 versus $67 million of net revenue in 2022 • Achieved 18% market share in early Q2, expected continued growth throughout the year • Exited December 2022 with run rate of 6% of commercial volume 2 PEMFEXY Opportunity 1. https://investor.eagleus.com/news - releases/news - release - details/eagle - pharmaceuticals - receives - fda - approval - additional 2. Run rate is a measure of product usage by health care providers and may not necessarily align with the timing of recorded revenue

© 2023 Eagle Pharmaceuticals, Inc. All rights reserved. 7 Q2 QTD total net product sales currently equal to Q1 2023 revenues with 4 weeks of Q2 sales remaining ‒ Combined net product sales for Q1 2023 were ~$1M (which grew 32% sequentially) ‒ Momentum continues to build with product adoption by key stakeholders Growth primarily driven by Eagle’s experienced commercial team and access in the hospital space Eagle does not plan to launch landiolol for reasons including not losing momentum on BARHEMSYS & BYFAVO Eagle will not pay the AOP milestone that would have been due (upon acceptance of the NDA) along with the necessary investment; Eagle will also avoid dilutive launch costs for landiolol ‒ Landiolol was in - licensed prior to the acquisition of Acacia (Barhemsys & Byfavo) and Enalare ENA - 001 investment Gross margins on BARHEMSYS and BYFAVO are higher compared to expected gross margins for landiolol due to relative royalty obligations BARHEMSYS ® and BYFAVO ® Business Update

© 2023 Eagle Pharmaceuticals, Inc. All rights reserved. 8 Acute Care Business Update Landiolol On June 1, 2022, AOP Orphan Pharmaceuticals GmbH (“AOP”), with whom the Company entered into a licensing agreement in August 2021, submitted an NDA for landiolol , a short - acting, intravenous, cardio - selective beta - 1 adrenergic blocker product candidate for the short - term reduction of ventricular rate in patients with supraventricular tachycardia. On June 1, 2023, we received from AOP a complete response letter from the FDA dated May 31, 2023. The letter indicates that the FDA has determined that it cannot approve the NDA in its present form. On June 6, 2023, the Company provided AOP with notice of termination of the licensing agreement, which we believe alleviates the obligation for any additional payments to AOP.

© 2023 Eagle Pharmaceuticals, Inc. All rights reserved. 9 Overview of Eagle’s Business Development Strategy Value OpEx End Market Size Product Portfolio x Goal for an immediately accretive transaction x Debt ratio of ~2.5x x Leverage infrastructure x Opportunity for synergies / expense reductions x Oncology x Potentially a ble to finance with cash on balance sheet or supplement with additional debt financing x Quickly pay down debt x Targeting one or two product company

© 2023 Eagle Pharmaceuticals, Inc. All rights reserved. 10 Eagle Product Portfolio Is Supported by 75 - Person Commercial Team RYANODEX ® For treatment of malignant hyperthermia BARHEMSYS ® For prevention of PONV*, and treatment of PONV in patients who received antiemetic prophylaxis with an agent of a different class or have not received prophylaxis BYFAVO ® For the induction and maintenance of procedural sedation in adults undergoing procedures lasting 30 minutes or less Acute Care Hospital ONCOLOGY BENDEKA ® BELRAPZO ® Treatment of chronic lymphocytic leukemia (CLL) and non - Hodgkin lymphoma (NHL) Treatment of nonsquamous non - small cell lung cancer and mesothelioma PEMFEXY ® ** * PONV Post operative nausea and vomiting **Launched 2/1/22 ***Eagle’s bendamustine franchise TREAKISYM ® Japan*** Treatment of CLL, NHL and diffuse large B - cell lymphoma (DLBCL) Rapid infusion (RI) (50ml) liquid formulation approved and launched in 2022

Eagle Pharmaceuticals Product Candidates and Pipeline Opportunities

Using cash flow from legacy products to fund R&D for branded pipeline
Additional cash and balance sheet available to potentially acquire existing marketed assets

CAL02[1]

- **Novel first-in-class broad-spectrum anti-virulence agent** being developed for the treatment of severe community-acquired bacterial pneumonia
- **Global Phase 2 study underway**
  - Approx. 276 patients expected
  - Approx. 120 centers in 22 countries expected
- **Interim analyses:** At 33% of subjects completed and at 50% of subjects completed approximately 1 year after first patient in

ENA-001[2]

- **ENA-001 is an investigational new chemical entity** being developed by Enalare as an agnostic respiratory stimulant for multiple patient populations experiencing respiratory depression
- **Post-op respiratory depression** (Fast-track status)
  - Enalare commenced fentanyl tox study ~ in early 2023
  - Expect to start Phase 2 enrollment ~ as early as 3Q23
- **Community Drug Overdose** (BARDA and NIH funding)
  - Executing toxicology studies with intramuscular formulation (IM)
  - Expect Phase 1 enrollment as soon as mid-year 2023
- **Apnea of Prematurity** (Rare Pediatric Disease and Orphan Drug designations)
  - Completed animal proof of concept
  - Designing next set of animal studies and clinical pathway

Fulvestrant

- **Clinical study results favorable**
- **Next FDA meeting** set for August 2023

1. Eagle Pharmaceuticals. Press Release, November 14, 2022. https://investor.eagleus.com/news-releases/news-release-details/eagle-pharmaceuticals-announces-fda-acceptance-investigational.
2. In August 2022, Eagle acquired a 17% equity stake in Enalare, with an option to purchase the remaining shares of Enalare upon achievement of specified milestones.

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© 2023 Eagle Pharmaceuticals, Inc. All rights reserved.

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© 2023 Eagle Pharmaceuticals, Inc. All rights reserved. 12 12 © 2023 Eagle Pharmaceuticals, Inc. All rights reserved. Financial Appendix

Non-GAAP Financial Measures

In addition to financial information prepared in accordance with U.S. GAAP, this presentation also contains adjusted EBITDA, adjusted non-GAAP earnings per share, adjusted EBITDA multiple, adjusted non-GAAP earnings per share CAGR, adjusted non-GAAP R&D expense and adjusted non-GAAP CAL-02 R&D expense. The Company believes these measures provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. Adjusted EBITDA and adjusted EBITDA multiple exclude interest expense net of interest income, income tax provision, depreciation and amortization expense, stock-based compensation expense, fair value adjustments on equity investment, convertible promissory note related adjustments, fair value adjustments related to derivative instruments, foreign currency exchange gain, gain on euro debt, legal settlement, acquisition related costs, inventory step-up, debt issuance cost and severance. Adjusted EBITDA multiple is calculated as Eagle's market capitalization divided by Adjusted EBITDA for the corresponding 12-month period. Adjusted non-GAAP earnings per share and adjusted non-GAAP earnings per share CAGR information exclude amortization expense, stock-based compensation expense, depreciation expense, severance, acquisition related costs, legal settlement, non-cash interest expense, fair value adjustments on equity investment, convertible promissory note related adjustments, fair value adjustments related to derivative instruments, foreign currency exchange gain, inventory step-up, and the tax effect of these adjustments. Adjusted non-GAAP R&D expense and adjusted non-GAAP CAL-02 R&D expense exclude stock-based compensation expense, depreciation expense, and severance. The Company believes the use of non-GAAP financial measures helps indicate underlying trends in the Company's business and are important in comparing current results with prior period results and understanding projected operating performance. Non-GAAP financial measures provide the Company and its investors with an indication of the Company's baseline performance before items that are considered by the Company not to be reflective of the Company's ongoing results. See the reconciliation tables in the Financial Appendix of this presentation for details of the amounts excluded and included to arrive at certain of the non-GAAP financial measures. Investors should note that reconciliations of the forward-looking or projected non-GAAP financial measures included in this presentation to their most comparable GAAP financial measures cannot be provided because the Company cannot do so without unreasonable efforts due to the unavailability of information needed to calculate the reconciling items and the variability, complexity, and limited visibility of comparable GAAP measures, and the reconciling items that would be excluded from the non-GAAP financial measures in the future. Likewise, the Company is unable to provide projected GAAP financial measures. GAAP projections and reconciliations of the components of projected adjusted non-GAAP R&D expense, adjusted non-GAAP CAL-02 R&D expense, adjusted EBITDA, adjusted non-GAAP earnings per share, adjusted EBITDA multiple and adjusted non-GAAP earnings per share CAGR to their most comparable GAAP financial measures are not provided because the quantification of projected GAAP R&D expense, GAAP CAL-02 R&D expense, GAAP net income, GAAP earnings per share and GAAP earnings per share CAGR and the reconciling items between projected GAAP to projected adjusted non-GAAP R&D expense, adjusted non-GAAP CAL-02 R&D expense, adjusted EBITDA, adjusted non-GAAP earnings per share, adjusted EBITDA multiple and adjusted non-GAAP earnings per share CAGR cannot be reasonably calculated or predicted at this time without unreasonable efforts. For example, with respect to GAAP R&D expense and GAAP CAL-02 R&D expense, the Company is not able to calculate the favorable or unfavorable expenses related to the fair value adjustments on equity investments and derivative instruments primarily due to nature of these transactions. Such unavailable information could be significant such that actual GAAP R&D expense, GAAP CAL-02 expense, GAAP net income, GAAP earnings per share and GAAP earnings per share CAGR would vary significantly from projected adjusted non-GAAP R&D expense, adjusted non-GAAP CAL-02 R&D expense, adjusted EBITDA, adjusted non-GAAP earnings per share, adjusted EBITDA multiple and adjusted non-GAAP earnings per share CAGR. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP financial measures; and the Company has ceased, and may in the future cease, to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. For example, beginning in the fourth quarter 2022, the Company no longer excludes expense of acquired in-process research & development from the Company's adjusted non-GAAP net income or adjusted EBITDA, their line item components, and non-GAAP earnings per share. For purposes of comparability, non-GAAP adjusted financial measures for the twelve months ended December 31, 2021 and 2020 have been updated to reflect this change. Accordingly, such expenses are not excluded from its non-GAAP financial measures for the twelve months ended December 31, 2022, 2021 and 2020, as detailed in the reconciliation tables that follow, or from 2023 guidance. Likewise, the Company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. The Company strongly encourages investors to review its consolidated financial statements and publicly-filed reports in their entirety and cautions investors that the non-GAAP financial measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures

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© 2023 Eagle Pharmaceuticals, Inc. All rights reserved.
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© 2023 Eagle Pharmaceuticals, Inc. All rights reserved. 14 14 © 2023 Eagle Pharmaceuticals, Inc. All rights reserved.

© 2023 Eagle Pharmaceuticals, Inc. All rights reserved. 15 15 © 2023 Eagle Pharmaceuticals, Inc. All rights reserved.

© 2023 Eagle Pharmaceuticals, Inc. All rights reserved. 16 © 2023 Eagle Pharmaceuticals, Inc. All rights reserved. Thank You!